Back to Form 8-K
Exhibit 99.1
CONTACTS:
Investor relations: Gregg Haddad 813-206-3916 gregg.haddad@wellcare.com	Media relations: Amy Knapp 813-290-6208 amy.knapp@wellcare.com

WELLCARE NAMES CHARLES G. BERG
NON-EXECUTIVE CHAIRMAN OF THE BOARD

Tampa, Florida (December 20, 2010) — WellCare Health Plans, Inc. (NYSE: WCG) announced today that its Board of Directors has elected Charles G. Berg non-executive chairman of the Board.  Mr. Berg has served as WellCare’s executive chairman since January 2008.  The change is effective January 1, 2011, following the expiration of Mr. Berg’s employment agreement on December 31, 2010.

“Having accomplished our objectives with Chuck’s leadership as executive chairman, he and the Board believe the time is right for this transition,” said Kevin F. Hickey, WellCare’s lead independent director and chair of the Board’s Nominating and Corporate Governance Committee.  “With WellCare in a new chapter, we look forward to Chuck’s continuing and substantial contributions as chairman of our Board.”

WellCare’s Board created the executive chairman position in January 2008 to ensure that the company would address, effectively and expeditiously, various issues and challenges that existed at that time.  Under Mr. Berg’s leadership, WellCare transformed its corporate culture and governance and its compliance program.  The Company strengthened its balance sheet and improved its capabilities in the areas of health care quality, product development and cost management.  Over the past two years, WellCare also resolved a number of complex legal, accounting and regulatory matters.

“WellCare has made substantial progress over the past three years and has created a culture that places a premium on integrity, operational excellence and compliance,” said Mr. Berg.  “Under the leadership of our chief executive officer, Alec Cunningham, the Company is well positioned for the future.  I look forward to continuing to work with the Board and senior management team as WellCare executes on its plan to create value for our members, government clients, providers and stockholders.”

About WellCare Health Plans, Inc.

WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans.  The Company served approximately 2.2 million members nationwide as of September 30, 2010.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

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Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements.  Our financial outlook contains forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, WellCare’s current financial outlook for 2010 and progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and reestablishing prudent, profitable growth.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it.  WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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